SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: September 26, 2003


                                 PIZZA INN, INC.

             (Exact name of registrant as specified in its charter)



          MISSOURI                    0-12919               47-0654575
(State  or  other  jurisdiction    (Commission       (I.R.S.  Employer
of incorporation or organization) File  Number)Identification  Number)


                    3551 PLANO PARKWAY, THE COLONY, TX 75056

               (Address of principal executive offices)(zip code)



      Telephone number of registrant, including area code:  (469) 384-5000




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
ITEM  5.

On September 25, 2003, the Company filed its Form 10-K for the year ended June 29, 2003. As discussed in the Form 10-K filing, during the fourth quarter of fiscal 2003 the Company determined that a prior period adjustment was required to properly state its deferred tax asset and liability balances. The Company identified approximately $296,000 in adjustments to these balances, primarily relating to temporary differences for fixed assets and the allowance for doubtful accounts, which related to fiscal years ended 1997 and earlier. Therefore, the adjustment does not affect the Company's Consolidated Statements of Operations for the years ended June 29, 2003, June 30, 2002 or June 24, 2001. Since this adjustment related to beginning retained earnings and deferred tax assets only, the restatement affected only the balance sheet in the filing. Please see the Company's Form 10-K for additional information. The report can be accessed by the public via an SEC-maintained internet site (http://www.sec.gov). The report can also be accessed by going to the Company's internet website (http://www.pizzainn.com).

                                   SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              PIZZA  INN,  INC.


                              By:  /s/  Ronald  W.  Parker
                              Ronald  W.  Parker,  Chief  Executive  Officer

Date:     September  26,  2003